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                                                                     EXHIBIT l.3



                               CONSENT OF DECHERT

     We consent to the reference to our firm under the caption "Pennsylvania Tax Matters" in Appendix D to the Statement of Additional Information contained in the Registration Statement (Form N-2)(No. 333-85704 and No. 811-10549) and related Prospectus of Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 8, 2002. We do not hereby admit that we are experts whose consent is required.



                                       DECHERT
                                       By: /s/ DECHERT
                                          -------------------------
Harrisburg, Pennsylvania
May 8, 2002

190126.1.49